Exhibit 10.3

AMENDMENT NO. 2 TO CONSULTING AND SERVICES AGREEMENT

Dated as of November 15, 2022

This Amendment No. 2 to Consulting and Services Agreement (this “Amendment No. 2”) is made and entered into as of the date first set forth above (the “Amendment Date”), by and between SYLA Technologies Co., Ltd., a Japanese corporation (the “Company”) and HeartCore Enterprises, Inc., a Delaware corporation (“Consultant”). Each of the Company and Consultant may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties are parties to that certain Consulting and Services Agreement, dated as of May 13, 2022 (“Original Agreement”);

WHEREAS, the Parties are parties to that certain Amendment No. 1 to Consulting and Services Agreement, dated as of August 17, 2022 (“Amendment No. 1”), which amended the Original Agreement (“as amended, the “Amended Consulting Agreement”) .

WHEREAS, the Parties now desire to amend the Amended Consulting Agreement further, and pursuant to the provisions of Section 9(f) of the Amended Consulting Agreement the Parties may amend the Amended Consulting Agreement in writing;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Definitions. Defined terms used herein without definition shall have the meanings given in the Amended Consulting Agreement.

Section 2. Amendment. Pursuant to the provisions of Section 9(f) of the Amended Consulting Agreement, the Amended Consulting Agreement is hereby amended as follows:

(a)	The Parties acknowledge and agree that pursuant to the provisions of Section 4(a)(i) of the Original Agreement, the Company agreed to pay to the Consultant, among other things, a cash “Services Fee” in the amount of $500,000 in cash, to be paid at certain times, including $150,000 on the three month anniversary of the Effective Date, as set forth in Section 4(a)(ii)(2) of the Original Agreement (the “Second Payment”).

(b)	The Parties agree to terminate the “New Warrant” as described in Section 2 (b) of Amendment No. 1 (termination of Common Stock Purchase Warrant dated as of August 17, 2022 issued by Company to the Consultant to acquire 37,500 shares) in exchange for the Company agreeing to make the second payment in the amount of $150,000 to the Consultant, contingent upon the completion of the Company listing on the Nasdaq Capital Market or NYSE American and the completion of the submission of vouchers for consulting services performed by the Consultant for the Company. The payment date shall be the last day of the month following the listing completion date. The same shall not apply in the event that the listing cannot be completed.

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Section 3. Remainder in Force. Other than as amended herein, the Amended Consulting Agreement shall remain in full force and effect. Following the full execution of this Amendment No. 2, any references in the Original Agreement to the “Agreement” shall be deemed a reference to the Amended Consulting Agreement as amended by this Amendment No. 2 and the Amended Consulting Agreement and this Amendment No. 2 shall be interpreted and enforced as one combined agreement.

Section 4. Miscellaneous.

(a)	Headings. The article and section headings contained in this Amendment No. 2 are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Amendment No. 2.

(b)	Governing Law. This Amendment No. 2, and all matters based upon, arising out of or relating in any way hereto, as well as the interpretation, construction, performance and enforcement of this Amendment No. 2, shall be governed by the laws of the United States and the State of Delaware, without regard to any jurisdiction’s conflict-of-laws principles.

(c)	Execution in Counterparts, Electronic Transmission. This Amendment No. 2 may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Date.

HeartCore Enterprises, Inc.

By:	/s/ Sumitaka Yamamoto
Name:	Sumitaka Yamamoto
Title:	Chief Executive Officer

Syla Technologies Co. Ltd.

By:	/s/ Hiroyuki Sugimoto
Name:	Hiroyuki Sugimoto
Title:	Chief Executive Officer

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